2024 Shareholders' Meeting

April 25, 2024

1st Quarter Results

	1Q2024		4Q2023	
Net income				
Net income (in thousands)	$ 9,586		$ 9,770	
Net income per common share - Diluted	0.93		0.96	
Operating Ratios				
Return on average assets	1.58	%	1.59	%
Return on average equity	14.49		15.12	
Efficiency ratio	47.57		43.06	
Net interest margin	4.09		4.06	

Inverted Yield Curve

	2021 YE	2022 YE	2023 YE
Prime Rate	3.25%	7.50%	8.50%
5y US T-Note	1.26%	3.99%	3.84%
10y US T-Note	1.52%	3.88%	3.88%
Effective Fed Funds	0.07%	4.33%	5.33%

Unity Bank's Attractive Footprint



Sussex
Passaic
Monroe
Bergen
Warren
Morris
Essex
Hudson
Northampton
Union
Hunterdon
Somerset
Middlesex
Bucks
Mercer
Monmouth
Montgomery
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21

Unity Bank Locations

New Jersey

Bergen County:
1) Emerson, NJ
2) Fort Lee, NJ

Hunterdon County:
3) Clinton, NJ
4) Flemington, NJ
5) Whitehouse Station, NJ

Middlesex County:
6) Edison, NJ
7) Highland Park, NJ
8) Middlesex, NJ
9) South Plainfield, NJ

Morris County:
10) Parsippany, NJ

Ocean County:
11) Lakewood, NJ

Somerset County:
12) North Plainfield, NJ
13) Somerset, NJ
14) Somerville, NJ

Union County:
15) Linden, NJ
16) Scotch Plains, NJ
17) Union, NJ

Warren County:
18) Phillipsburg, NJ
19) Washington, NJ

Pennsylvania

Northampton County:
20) Bethlehem, PA
21) Forks, PA

Loan and Deposit Growth

(dollars in millions)



$2,107
$2,172
2022
2023
Total Loans



$1,788
$1,924
2022
2023
Total Deposits

- Total Loans – 3.1% increase
  - 7.6% increase in commercial loans
  - 4.4% increase in residential mortgage loans
  - 19.7% decrease in residential construction loans
  - 7.0% decrease in consumer loans

- Total Deposits – 7.6% increase
  - 57.5% increase in time deposits
  - 29.2% increase in brokered time deposits
  - 13.4% increase in interest-bearing demand deposits
  - 15.1% decrease in noninterest-bearing demand deposits
  - 4.5% decrease in savings deposits

Asset Quality Remains Strong

Loan Loss Reserves/Gross Loans (%)


1.20
1.19
1.20
2022
2023
2024 Q1

Nonperforming Assets/Total Assets (%)


0.37
0.74
0.66
2022
2023
2024 Q1

Net Charge-Offs/ Avg Loans (%)


0.07
0.09
0.08
2022
2023
2024 Q1

(1)

1) Value shown for Q1 2024 Net Charge-Offs/Avg Loans is annualized.

Summary Income Statement

(dollars in thousands)

	2023		2022		% Change
Net Interest Income	$ 94,997		$ 90,108		5.4 %
Provision for Credit Losses (-)	3,168		4,274		(25.9)
Noninterest Income (+)	8,142		8,045		1.2
Noninterest Expense (-)	46,976		42,458		10.6
Provision for Income Taxes (-)	13,288		12,964		2.5
Net Income	$ 39,707		$ 38,457		3.3 %
Diluted Earnings Per Share	$ 3.84		$ 3.59		7.0
Return on Average Assets	1.63	%	1.80	%	(9.4)
Return on Average Equity	16.05		17.28		(7.1)
Net Interest Margin	4.06		4.37		(7.1) %

1) Provision for Credit Losses includes $1.283 million provision for AFS impairment loss in 2023.

Net Interest Margin

(dollars in millions)



$100
$80
$60
$40
$20
$-
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
3.95%
3.85%
4.16%
4.37%
4.06%
$57.6
$64.4
$77.0
$90.1
$95.0
2019
2020
2021
2022
2023
Net Interest Income
Net Interest Margin

Noninterest Income

(dollars in thousands)

	2023	2022	% Change
Branch fee income	$ 997	$ 1,117	(10.7) %
Service and loan fee income	1,928	2,433	(20.8)
Gain on sale of SBA loans held for sale, net	1,299	954	36.2
Gain on sale of mortgage loans, net	1,546	1,399	10.5
BOLI income	852	636	34.0
Net security gains (losses)	7	(1,313)	100.5
Other income	1,513	2,819	(46.3)
Total noninterest income	$ 8,142	$ 8,045	1.2 %

Noninterest income continues to be an area of focus for the Company.

Noninterest Expense

(dollars in thousands)

	2023	2022	% Change
Compensation and benefits	$ 29,051	$ 26,949	7.8 %
Processing and communications	2,994	2,848	5.1
Occupancy	3,087	2,963	4.2
Furniture and equipment	2,780	2,493	11.5
Professional services	1,563	1,401	11.6
Advertising	1,436	1,212	18.5
Loan Related expenses	918	518	77.2
Deposit insurance	1,715	1,022	67.8
Director fees	847	916	(7.5)
Other expenses	2,585	2,136	21.0
Total noninterest expense	$ 46,976	$ 42,458	10.6 %

Noninterest expense increased primarily due to an increased Compensation and Benefits and Deposit Insurance from industry-wide increases.

Book Value Growth



$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
$22.57
$17.55
$26.25
$27.33
$29.59
$27.60
$14.77
$16.63
$19.80
$22.60
$25.98
$26.56
2019
2020
2021
2022
2023
2024Q1
Book Value Per Share
Stock Price

Unity's Strategy & Vision

- Diversified Business Model
- Balance Sheet Protection & Strong Yields
- Experienced & Proven Management Team
- High Levels of Management & Board Stock Ownership
- Best In Class Financial Performance


UNITY BANK
growing with you!